UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2015

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Each of the actions set forth in this Item 5.02 of this Current Report on Form 8-K (this "Form 8-K") occurred on May 15, 2015 unless otherwise noted.
The Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Black Box Corporation (the "Company") recommended that the Board approve, and the Board approved, an annual incentive bonus plan (the "FY16 Annual Incentive Plan") under the Black Box Corporation 2008 Long-Term Incentive Plan, as amended (the "2008 Plan"), for the fiscal year ending March 31, 2016 ("Fiscal 2016"). The performance goals for the FY16 Annual Incentive Plan are, as defined below, "adjusted operating margin," "adjusted operating margin percent," "organic revenue growth" and "free cash flow." The "adjusted operating margin" metric replaces "operating earnings per share" which had been used as performance metrics in previous annual incentive plans.
"Adjusted operating margin" means operating income plus "Reconciling Items" (as defined below); "adjusted operating margin percent" means Adjusted operating margin divided by total revenues; "organic revenue growth" means revenue excluding the impact of currency changes and the impact of acquisitions or dispositions; and "free cash flow" meaning cash from operations less net capital expenditures and excluding the impact of currency changes.
"Reconciling Items" means: (i) intangibles amortization; (ii) asset write-up expense on acquisitions; (iii) expenses, settlements, judgments and fines associated with material litigation ($500,000 or greater per matter); (iv) the impact of any goodwill impairment; (v) the effect of changes in tax laws or accounting principles affecting reported results; and (vi) restructuring expense in excess of $3 million in any fiscal year.
The performance goals for the FY16 Annual Incentive Plan will be equally weighted. Under the FY16 Annual Incentive Plan, the achievement of the performance goals at 90% of target for the adjusted operating margin percent goal and free cash flow goal, 50% of target for the organic revenue growth performance goal and 85% of target for the Adjusted operating margin goal will result in a payout of 50% of targeted annual bonus, the achievement of the performance goals at 100% of target will result in a payout of 100% of targeted annual bonus and the achievement of the performance goals at 115% of target (150% of target for the organic revenue growth performance goal) will result in a payout of 150% of targeted annual bonus. The achievement of the performance goals at target levels between the levels of target performance stated above will result in payouts of targeted annual bonus amounts calculated on a straight-line basis. The Compensation Committee retained negative discretion to decrease the amount of any award earned under the FY16 Annual Incentive Plan.
The Compensation Committee made, and the Board approved, targeted annual bonus awards under the FY16 Annual Incentive Plan to the Company's executive officers as follows: Michael McAndrew, President and CEO - 100% of base salary or $550,000; Timothy C. Huffmyer, Vice President, Chief Financial Officer and Treasurer - 70% of base salary or $231,000; and Ronald Basso, Executive Vice President - 80% of base salary or $280,000. Key, nonexecutive officer employees are also participating in the FY16 Annual Incentive Plan generally on the same terms as the executive officers but with other metrics tied to performance of their respective business unit, as applicable.

The Compensation Committee also recommended that the Board approve, and the Board approved, a new Long-Term Incentive Program (the "FY16 LTIP") under the 2008 Plan for the three fiscal years ending March 31, 2018 (the "Performance Period"). The FY16 LTIP is comprised of a restricted stock unit grant payable in shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), representing 20% of the award, a stock option grant representing 30% of the award and performance share awards (the "Performance Awards") payable in shares of the Common Stock representing 50% of the award. The restricted stock units and stock options granted pursuant to the FY16 LTIP will vest in equal increments over three years. The performance goal for 50% of the Performance Awards is the Company's performance of a cumulative adjusted EBITDA goal (the "EBITDA Goal") and the performance goal for the remaining Performance Awards is the Company's total shareholder return ("TSR") relative to a peer group of companies for the Performance Period. For purposes of determining the payout of the Performance Awards: (A) the achievement of 80% of the EBITDA Goal will result in a payout of 50% of the Performance Awards subject to the EBITDA Goal, the achievement of 100% of the EBITDA Goal will result in a payout of 100% of the Performance Awards subject to the EBITDA Goal and the achievement of 120% of the EBITDA Goal will result in a payout of 150% of the Performance Awards subject to the EBITDA Goal; and (B) the ranking of the Company's TSR in the 35th percentile of the peer group's TSR will result in a payout of 50% of the Performance Awards subject to TSR, the ranking of the Company's TSR in the 55th percentile of the peer group's TSR will result in a payout of 100% of the Performance Awards subject to TSR, the ranking of the Company's TSR in the 75th percentile of the peer group's TSR will result in a payout of 150% of the Performance Awards subject to TSR and the ranking of the Company's TSR in the 100th percentile of the peer group's TSR will result in a payout of 200% of the Performance Awards subject to TSR. In the event of a negative Company TSR, the payout will be capped at 100% of the Performance Awards subject to TSR.
The Compensation Committee and Board approved the following targeted amounts and awards under the FY16 LTIP to the Company's executive officers: Mr. McAndrew - a restricted stock unit award for 15,840 shares of the Common Stock, a stock option grant for 59,500 shares of the Common Stock and Performance Awards for 39,500 shares of the Common Stock with an aggregate grant date value of approximately $1,545,000; Mr. Huffmyer - a restricted stock unit award for 4,610 shares of the Common Stock, a stock option grant for 17,330 shares of the Common Stock and Performance Awards for 11,510 shares of the Common Stock with a grant date value of approximately $450,000; and Mr. Basso - a restricted stock unit award for 7,690 shares of the Common Stock, a stock option grant for 28,880 shares of the Common Stock and Performance Awards for 19,170 shares of the Common Stock with a grant date value of approximately $750,000. Key, non-executive officer employees are also participating in the FY16 LTIP generally on the same relative basis as the executive officers.
The foregoing awards under the 2008 Plan were granted on May 15, 2015.

Item 8.01	Other Events.
Each of the actions set forth in this Item 8.01 of this Form 8-K occurred on May 15, 2015.
Board Compensation Matters. The Board, upon the recommendation of the Nominating & Governance Committee of the Board (the "Governance Committee") on the advice of its compensation consultants as to prevailing Board practices, made no changes in the compensation paid to the non-employee members of the Board.
Non-employee directors will continue to receive an annual retainer of $70,000, paid quarterly. In addition to the annual retainer, the Chairpersons of each of the Audit Committee of the Board (the "Audit Committee"), Compensation Committee and Governance Committee will continue to receive an annual retainer of $15,000, payable quarterly and our non-executive Chairperson of the Board will continue to receive an annual retainer of $75,000, payable quarterly.
In addition, each non-employee director received an immediately-vested restricted stock unit award with a value of approximately $100,000 on such date (which was the same amount for the previous five (5) fiscal years). Based on the closing price of the Common Stock on the date of grant (and rounding to the nearest ten shares), this grant resulted in a restricted stock unit award to each non-employee director for 5,130 shares of the Common Stock which vested immediately upon grant.
The Company maintains directors' and officers' liability insurance. Directors also are reimbursed customary expenses for attending meetings of the board of directors, board committees and stockholders.
Board Resignation Policy. Also, upon recommendation of the Governance Committee, the Board revised its Corporate Governance Guidelines to add a provision requiring, in any uncontested election of directors, any nominee receiving a greater number of votes “withheld” votes than “for” votes to, within ten (10) business days following the certification of the stockholder vote, tender his or her written resignation (if an irrevocable resignation has not previously been delivered) for consideration by the Governance Committee. The Governance Committee will promptly consider such tendered resignation and will make a recommendation to the Board concerning the acceptance or rejection of such resignation.

In determining its recommendation to the Board, the Governance Committee may consider all factors deemed relevant including any stated reason why stockholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, the impact the director’s resignation would have on the Company’s compliance with the requirements of the Securities and Exchange Commission, the Nasdaq Stock Market and these Corporate Governance Guidelines), and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders. The Governance Committee also may consider a range of possible alternatives including acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Governance Committee to have substantially resulted in the “withheld” votes.
The Board will take formal action on the Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the election occurred. In considering the Governance Committee’s recommendation, the Board may consider the information, factors and alternatives considered by the Governance Committee and such additional information, factors and alternatives as the Board deems relevant. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director's resignation offer (and the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.
No director who, in accordance with such policy, is required to tender his or her resignation may participate in the Governance Committee’s deliberations or recommendation, or in the Board’s deliberations or determination.
These revised guidelines have been posted to the Company's website at investor.blackbox.com/corporate-governance.cfm.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION
Date: May 21, 2015

/s/ TIMOTHY C. HUFFMYER
Timothy C. Huffmyer
Vice President, Chief Financial Officer and
Treasurer (Principal Accounting Officer)

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